                                                              EXHIBIT(A)(16.12)
                         N M ROTHSCHILD & SONS LIMITED

                                 PRESS RELEASE

 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR
                                     JAPAN

FOR IMMEDIATE RELEASE                                           17 October 1995

                      ARCO IRISH HOLDINGS OFFER FOR ARAN

The Board of ARCO Irish Holdings has considered Statoil's offer announced earlier today and has decided that it is not in the interests of ARCO stockholders to increase ARCO Irish Holding's offer.

                                    - END -


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
PRESS ENQUIRIES:
ARCO
Terry Dallas                   Telephone: (44) 171 831 3113
N M ROTHSCHILD & SONS LIMITED  Telephone: (44) 171 280 5000
Nicholas Wrigley
Tony Allen
PUBLIC RELATIONS:
WHPR                           Telephone: (353) 1 496 0244
Brian Bell
FINANCIAL DYNAMICS
Nick Miles                     Telephone: (44) 171 831 3113
Marc Popiolek                  Telephone: (44) 171 831 3113
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  New Court, St. Swithin's Lane, London EC4P 4DU Telephone 0171-280 5000 Fax
                          0171-929 1643 Telex 888031
                               Regulated by SFA